Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 30, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Logitech International S.A.’s Annual Report on Form 10-K for the year ended March 31, 2012.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 24, 2012